Exhibit 99.03
Unaudited financial statement as of June 30, 2008 and for the six month interim period ended June 30, 2008

Jan - Jun 08
Ordinary Income/Expense
Income
4003 · AMORTIZATION OF UNEARNED INCOME	2,111,040.00
Net Leasing Revenue	25,514,159.14
Total Income	27,625,199.14
Cost of Goods Sold
5001 · Towing Fee	2,387.52
5000 · Cost of Goods Sold	19,957,528.49
Total COGS	19,959,916.01

Gross Profit	7,665,283.13

Expense
6121 · Credit Card Service Charge	91,030.78
6191 · Warranty	1,931.00
5056 · Storage	12,643.12
5075 · Texas DOT Fee	321.36
6100 · Advertising	22,377.25
6110 · Automobile Expense	8,523.12
6120 · Bank Service Charges	6,378.43
6134 · Consulting Fees	37,200.00
6135 · Contract Labor	9,450.00
6140 · Contributions	700.00
6150 · Credit Checking	59,363.09
6170 · Dues and Subscriptions	1,105.00
6180 · Equipment Rental	219.24
6190 · Insurance	47,261.01
6200 · Interest Expense	1,263,345.31
6210 · Legal and Accounting	228,049.62
6230 · Licenses and Permits	1,529.00
6240 · Miscellaneous	141,634.75
6245 · Office expense	127,817.35
Payroll Expenses	1,200,088.28
6270 · Postage and Delivery	21,883.44
6271 · Transportation	17,615.00
6300 · Rent	60,000.00
6310 · Repairs	34,844.17
6360 · Security	253.44
6400 · Taxes, Other	3,362.30
6420 · Telephone	14,182.61
Travel & Ent	18,800.47
6490 · Utilities	10,122.05
6999 · Uncategorized Expenses	0.00
Total Expense	3,442,031.19

Net Ordinary Income	4,223,251.94

Other Income/Expense
Other Income
9999 · Suspense	-13,264.30
7030 · Other Income	35,901.81
7031 · Late Fees	18,963.22
Total Other Income	41,600.73

Other Expense
Bad Debt Loss	-869,515.25
8010 · Other Expenses	-139,420.10
Total Other Expense	-1,008,935.35

Net Other Income	1,050,536.08

Net Income	5,273,788.02

Jun 30, 08
ASSETS
Current Assets
Checking/Savings
1013 · Sterling Bank Depository Accoun	79,239.01
1002 · Sterling Bank Operating No.2	100,704.54
1003 · Sterling Bank - Funding	55,452.43
1006 · Petty Cash	1,700.00
Total Checking/Savings	237,095.98

Accounts Receivable
1205 · Investment in Sales-Type Leases	67,361,486.48
1210 · Less Unearned Income	-19,973,584.28
Total Accounts Receivable	47,387,902.20

Other Current Assets
1215 · Due to/from Mint Car & TRAC	205,759.37
1306 · Other receivable	-25,000.00
1305 · Undeposited Funds	95,448.39
Total Other Current Assets	276,207.76

Total Current Assets	47,901,205.94

Fixed Assets
1280 · Vehicle Inventory	675,367.00
1409 · Leasehold Improvements	5,980.00
1408 · Property & Equipment, Net	97,980.55
1405 · Office Furniture & Equipment	155,867.06
1500 · Accum. Depreciation	-121,273.58
Total Fixed Assets	813,921.03

Other Assets
1606 · Prepaid Insuarnce	-23,115.00
1605 · The Mint Leasing North, Inc.	-97,241.10
1302 · Advances to Employees	500.00
1610 · Rent Deposit	-12,078.10
1600 · Prepay Loan Fees	20,000.00
1800 · Repo Reserves	1,150.00
1850 · Re-lease Reserves	4,378.60
Total Other Assets	-106,405.60

TOTAL ASSETS	48,608,721.37

LIABILITIES & EQUITY
Liabilities
Current Liabilities
Accounts Payable
2000 · Accounts Payable	271,451.06
Total Accounts Payable	271,451.06

Other Current Liabilities
2100 · Payroll Liabilities	14,050.27
2200 · Sales Tax Payable	3,943.13
Total Other Current Liabilities	17,993.40

Total Current Liabilities	289,444.46

Long Term Liabilities

2332 · Sterling Bank LC. S. Accnt.	32,652,489.92
Total Long Term Liabilities	32,652,489.92

Total Liabilities	32,941,934.38

Equity
2401 · N/Payable - J Parish	111,500.00
2402 · N/Payable-V. Garcia	252,201.98
3001 · Capital Stock	1,000.00
3090 · Retained Earnings	10,028,296.99
Net Income	5,273,788.02
Total Equity	15,666,786.99

TOTAL LIABILITIES & EQUITY	48,608,721.37